SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 11


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           31,561
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            8,823
        Class C                                            6,489
        Class R                                              761
        Institutional Class                                    6

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $14.86
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $14.70
        Class C                                           $14.70
        Class R                                           $14.81
        Institutional Class                               $14.93